SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

REAL ESTATE ASSOCIATES LIMITED III

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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REAL ESTATE ASSOCIATES LIMITED III
9090 Wilshire Boulevard
Beverly Hills, California 90211

PROTECT YOUR INVESTMENT

October 29, 2001

Dear Limited Partners:

       On October 5, 2001, Bond Purchase, L.L.C. extended the solicitation — for the sixth time — to November 15, 2001.1 Contrary to the assertions by Bond Purchase, NAPICO has not delayed the solicitation. In fact, nothing could be further from the truth. We want this to end as much as you do so that the Partnership can avoid further costs associated with its mailings in this solicitation. Bond Purchase has the power to end this solicitation and, as we see it, it refuses to do so.

       Bond Purchase continues to give you conflicting information. On June 18, 2001, Bond Purchase extended the solicitation (for the third time) and told you that it would end on either July 2, 2001 or the date the required consents are received, whichever occurred first. However, two days later on June 20, 2001, Bond Purchase told you that it already had received support from a majority of the limited partners — yet Bond Purchase still refused to end the solicitation. Does Bond Purchase have sufficient support, and if so why does it delay? Can you trust Bond Purchase if they tell you one thing, then do something else?

       Bond Purchase still cannot describe the “numerous questionable transactions” it continues to allude to. On October 5, 2001, Bond Purchase told you that NAPICO prevailed before a Court to prohibit Bond Purchase’s dissemination of documents it obtained from the Partnership’s records. What Bond Purchase conveniently failed to tell you was that it could not identify the specific documents it wanted to distribute nor could it describe the nature of any questionable transactions. Bond Purchase failed to describe them to the Court, failed to describe them to us and failed to describe them to you. Bond Purchase should respect the Court’s decision. We urge you not to be misled.

       Bond Purchase tells you that “past performance is a guarantee of future problems.” Do not be misled by Bond Purchase’s “History of Century Hillcreste.” Bond Purchase has once again provided you with selected and partial information that does not accurately reflect the history of that property. We refuse to play that game. However, since Bond Purchase has told you that “past performance is a guarantee of future problems” we urge you to consider the following facts:

•	Who is Bond Purchase? Bond Purchase was described by a Missouri Circuit Court in October 1999 as follows: “[Bond Purchase] and its principals run what are known in the investment community as ‘vulture funds,’ seeking to buy limited portions of real estate partnerships with a view to ousting current management and potential liquidation of the partnership assets.” (emphasis added) We believe its interests are not aligned with yours. Do not be misled.

•	We believe Bond Purchase has improperly withheld millions of dollars from limited partners. A lawsuit was filed by NAPICO on June 19, 2001 through which we intend to demonstrate that Mr. Johnson and entities he controls are improperly withholding — in concert with Bond Purchase — at least $2.2 million in proceeds owed to NAPICO-affiliated limited partners of certain limited partnerships Mr. Johnson’s entities control. Remember, Bond Purchase now wants to seize control of your Partnership and its valuable assets. If “past performance is a

1 Bond Purchase first mailed its solicitation materials to limited partners on March 13, 2001 — more than seven months ago.

guarantee of future problems” how will Bond Purchase manage your assets? Ask yourself if you can trust Bond Purchase.

•	How have your General Partners Performed? Your General Partners have been successful in managing your Partnership and its assets. From the Partnership’s inception through 1990, the limited partners obtained tax benefits in excess of their investments. In 1998, we sold our interest in many real estate assets and in March 1999, we made a cash distribution to the limited partners of more than $6.8 million. We continue to negotiate with appropriate parties to sell or refinance our remaining interests in real estate assets, to bring the maximum value to all of our limited partners. Do not be misled.

 — IMPORTANT —

       Please act today to protect the value of your investment — DO NOT SIGN any BLUE consent card or other materials you may receive from Bond Purchase. Instead, please sign, date and promptly mail your WHITE revocation of consent card. The deadline to fax in your WHITE consent revocation card is Thursday, November 15, 2001.

       To ensure that your General Partners are not removed, please FAX AND MAIL your WHITE consent revocation card today to:

ACS Security Services Inc.

3988 No. Central Expressway
Bldg. 5, Sixth Floor
Dallas, TX 75204
Fax: (214) 887-7198
Attn: Shari Eastwood

       Please do so unless you are absolutely certain that your latest dated card is the WHITE revocation of consent card. For your convenience, we have enclosed another consent revocation card for your use.

       Important Note. You may have received a prior mailing from NAPICO that inadvertently contained the legend “Important Tax Information” on the outside of the envelope. Please note that this legend was included in error by our mailing agent. While we have advised you in previous mailings about certain tax implications of this solicitation, you should not consider such mailing to be any more important because of the legend on the envelope than any of the other materials you have received in connection with the consent solicitation.

       This information was furnished on behalf of Real Estate Associates Limited III by its General Partners and is being mailed to limited partners on or about October 29, 2001. Important information about the Partnership’s consent revocation solicitation are contained in the definitive consent revocation materials which have already been sent to you. You may obtain a copy of the Partnership’s consent revocation materials filed on form DEFC14A free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov. The Partnership will also provide you with a copy of its materials without charge. You may also view Partnership information on the Partnership’s web site at http://www.napico.com. The contents of the Partnership’s web site are not deemed to be a part of the consent revocation materials. For additional information about this consent revocation solicitation, please contact D.F. King at the toll-free number provided below.

       If you have any questions or need assistance, please call D.F. King & Co., Inc., which is assisting us in this matter, at 1-800-269-6427.

2

CONSENT REVOCATION CARD

REAL ESTATE ASSOCIATES LIMITED III

THIS REVOCATION OF CONSENT IS SOLICITED BY REAL ESTATE ASSOCIATES

LIMITED III IN OPPOSITION TO THE SOLICITATION BY BOND PURCHASE, LLC.

      The undersigned, a limited partner of Real Estate Associates Limited III (the “Partnership”), acting with respect to all of the limited partnership interests held by the undersigned, hereby revokes any and all consents that the undersigned may have given with respect to each of the following proposals:

THE GENERAL PARTNERS OF THE PARTNERSHIP UNANIMOUSLY

RECOMMEND THAT YOU “REVOKE CONSENT” FOR ITEMS 1 AND 2.

1. Removal of General Partners

☐  REVOKE CONSENT        ☐  DO NOT REVOKE CONSENT

2. Continuation of the Partnership and election of new general partner, New G.P.

☐  REVOKE CONSENT        ☐  DO NOT REVOKE CONSENT

      IF NO DIRECTION IS MADE, THIS CONSENT REVOCATION CARD WILL BE DEEMED TO REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO ANY OR ALL OF THE PROPOSALS SET FORTH HEREIN.

PLEASE SIGN, DATE, FAX TO (214) 887-7198 ATTN: SHARI EASTWOOD

AND MAIL THIS CONSENT REVOCATION CARD TODAY.

      Please sign your name below. If your interests are held jointly, each limited partner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _________________________, 2001

Name:

Title:

Name (if held jointly):
Title:

PLEASE SIGN, DATE AND RETURN THIS CONSENT REVOCATION PROMPTLY. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CALL D.F. KING & CO., INC. TOLL-FREE AT 1-800-269-6427.